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                                                                    Exhibit 5.1

                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION


                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                TELEPHONE 415-493-9300   FACSIMILE 415-493-6811

                                                               JOHN ARNOT WILSON
                                                                     RETIRED

                               October 14, 1996



IntelliQuest Information Group, Inc.
1250 Capital of Texas Highway South
Building Two, Plaza One
Austin, TX 78746

    RE: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

    We have examined the Amendment No. 2 to the Registration Statement on Form S-1 to be filed by you with the Securities and Exchange Commission on October 15, 1996 (as such may thereafter be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 3,313,150 shares of your Common Stock, $0.0001 par value (the "Shares"). The Shares include an over-allotment option granted to the underwriters to purchase 432,150 Shares. We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

    It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                             Very truly yours,
                             WILSON SONSINI GOODRICH & ROSATI
                             Professional Corporation